Exhibit 10.2

COMMERCIAL IN CONFIDENCE

Dated July 11th 2014

BIOMICS BIOTECH CO., LTD.

and

BENITEC BIOPHARMA LIMITED

RESEARCH AND COLLABORATION AGREEMENT-

OVERALL PROJECT

FRANCIS ABOURIZK LIGHTOWLERS

Commercial & Technology Lawyers

Level 16

356 Collins Street

MELBOURNE VIC 3000

Tel: (03) 9642 2252

Fax: (03) 9642 2272

Email: fal@fal-lawyers.com.au

www.fal-lawyers.com.au

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THIS RESEARCH AND COLLABORATION AGREEMENT is made the 11th day of July 2014

BETWEEN

Biomics Biotech Co., Ltd. (Chinese Registration Number 320600400015467) of 76 Changxing Rd, Economic & Technology Development Area, Nantong 226016 P.R. China (“Biomics”)

AND

Benitec Biopharma Limited (ACN 068 943 662) c/o 16/356 Collins St, Melbourne, Victoria 3000 (“Benitec”)

RECITALS

A	Biomics is focused on siRNA drug development. It has an RNAi Therapeutics R&D Center, including a siRNA drug R&D lab in Silicon Valley USA, a drug delivery lab in Seattle USA and a pilot R&D base in Nantong, China.

B	Benitec is one of the pioneers of RNAi technology. Benitec aims to generate value through the commercialisation of ddRNAi (vector expressed) in the area of human therapeutics.

C	The Parties have previously undertaken the Prior Projects. The Parties have entered this Agreement in order to:

a.	carry out the Overall Project; and

b.	provide for the Commercialisation of the Project IP.

IT IS AGREED

DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, the following definitions will apply except where the context otherwise requires:

“Agreement” means this agreement (including the Recitals and the Schedule) and any amendment made to it in accordance with clause 17.4;

“Background IP” means the Background IP of a Party which it agrees to contribute towards the Overall Project, development and Commercialisation of Project IP from time to time, including that specified in Item 2 of the Schedule, and the Intellectual Property Rights subsisting in such technology but excluding Third Party IP;

“Business Day” means the day the major trading banks are open for business in the jurisdiction specified in Item 10 of the Schedule;

“Commencement Date” means the commencement date of the Overall Project to be specified in the Project Plan;

“Commercialise” means the use, sale, marketing, distribution, production, licensing, practical application or other commercial application of Intellectual Property Rights including the provision or exploitation of a product, process, or service reliant on those Intellectual Property Rights or to licence a third party to do any of these things;

“Completion Date” means the completion date of the Overall Project as determined in accordance with the Project Plan;

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“Confidential Information” means all know-how, financial information and other commercially valuable information in whatever form including unpatented inventions, trade secrets, formulae, discoveries, works, improvements, innovations, ideas, concepts, graphs, drawings, designs, biological materials, samples, devices, models and other materials of whatever description and howsoever documented, recorded or disclosed, which a Party claims as confidential to itself or to a third party to whom it owes a duty of confidentiality and which is within its control. The following are exceptions to such information:

(a)	information which is already in the public domain;

(b)	information which becomes part of the public domain otherwise than as a result of an unauthorised disclosure by the recipient Party or its representatives;

(c)	information which is or becomes available to the recipient Party from a third party lawfully in possession of such information and who has the lawful power to disclose such information to the recipient Party on a non-confidential basis;

(d)	information which is rightfully known by the recipient party (as shown by its written record) prior to the date of disclosure to it hereunder; or

(e)	information which is independently developed by an employee of the recipient Party who has no knowledge of the disclosure under this Agreement;

“Contributions” means the cash and/or in-kind contributions of each Party, provided as a general overview in Item 5 of the Schedule and to be specified in the Project Plan;

“Intellectual Property Rights” or “IP” means statutory and other proprietary rights in respect of trade marks, patents, circuit layouts, plant varieties, copyrights, confidential information, know-how and all other rights with respect to intellectual property as defined in Article 2 of the Convention Establishing the World Intellectual Property Organisation of July 1967;

“Normal Commercial Terms” means terms which would be contained in a contract or transaction entered into by persons dealing with each other at arm’s length and from comparable bargaining positions, whilst acknowledging the respective Contributions of the Parties and any further activities towards the development of Project IP;

“Overall Plan” means the high level plan specified in Annexure 1 outlining the overall objectives of the Overall Project;

“Overall Project” means the further research project the title of which appears in Item 1 of the Schedule, to be carried out by the Parties under this Agreement in accordance with the Overall Plan as specified in each Project Plan;

“Overall Project IP” means all Intellectual Property Rights created, conceived, developed or reduced to practice by either or both of the Parties during the course of the Overall Project;

“Parties” means the parties to this Agreement, their respective successors and permitted assigns, and “Party” means either one of them;

“Prior Agreement” means the ‘Research and Collaboration Agreement’ between Biomics and Benitec of 9 February 2011, as amended;

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“Prior Project” means each of the collaborative research project in relation to Hepatitis B (HBV) therapeutics that was titled ‘Anti-HBV RNAi Therapeutical Efficacy Proof (in-vitro and in-Vivo)’ undertaken by the Parties pursuant to the Prior Agreement and the “Feasibility Project” as referenced in the Prior Agreement;

“Prior Project IP” means the “Overall Project IP” and the “Feasibility Project IP”, each as specified in the Prior Agreement and including that listed in Item 2 of the Schedule;

“Project IP” means the Prior Project IP and the Overall Project IP;

“Project Plan” means the plan/s for the conduct of the Overall Project, to be agreed between the Parties from time to time in accordance with clause 3.2 and annexed to this Agreement;

“Reports” means the reports described in Item 8 of the Schedule;

“Research Committee” means the committee established under clause 4.1; and

“Third Party IP” means any Intellectual Property Rights contributed by a Party which are licensed from a third party, including those specified in Item 4 of the Schedule or as otherwise agreed from time to time.

1.2	In this Agreement, unless the contrary intention appears:

(a)	headings are for convenience only and do not affect the interpretation of this Agreement;

(b)	a reference to a clause, Schedule or Recital is a reference, respectively, to a clause of, schedule to or recital of this Agreement; and

(c)	a reference to a statute or regulation includes an amendment or re-enactment to that legislation and includes subordinate legislation in force under it;

(d)	the singular includes the plural and vice versa;

(e)	a reference to a gender includes reference to every gender;

(f)	a provision of this Agreement will not be interpreted against a Party just because that Party prepared the provision; and

(g)	the rights, obligations, representations, warranties and indemnities of a Party are given, undertaken, made or offered (as the case may be) jointly and separately by each of the parties who together constitute that Party under this Agreement and each of the rights, obligations, representations, warranties and indemnities of that Party is to be read accordingly.

1.3	If there is any inconsistency between the terms of this Agreement and the Project Plan, the terms of this Agreement will prevail.

PRIOR AGREEMENT & TERM

2.1	The Parties acknowledge that the Prior Agreement has been completed in accordance with its terms and that neither Party has any outstanding obligations in relation to the performance of the Prior Agreement. This Agreement supersedes and terminates the Prior Agreement.

2.2	This Agreement and the Overall Project will begin on the Commencement Date and terminate on the Completion Date, subject to its earlier termination pursuant to clause 14.

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OVERALL PROJECT

3.1	Each Party agrees that the Overall Project will be undertaken in a manner consistent with achieving the Overall Plan.

3.2	For each stage of the Overall Plan in which both Parties are involved, prior to undertaking any activities or providing Contributions, the Parties will agree upon a Project Plan detailing their respective activities and Contributions towards that stage. Any amendments or updates to the Project Plan and Contributions to achieve the Overall Plan will be agreed in writing between the Parties from time to time.

3.3	The Parties acknowledge that the activities required pursuant to this Agreement require a high degree of collaboration and cooperation. The Parties agree to act in good faith and in a reasonable commercial manner in the performance of this Agreement including, without limitation, in dealing with all the activities and decisions under and resulting from the Overall Project and in exercising all powers and rights under this Agreement.

3.4	Each Party will make its Contributions available to the Overall Project at the time, location and in the manner set out in the Project Plan and will use its best endeavours to ensure its activities are carried out in the manner and according to the time frame set out in the Project Plan.

3.5	Following invoice from Biomics, Benitec will make its financial Contributions towards the Overall Project in accordance with Item 5 of the Schedule.

3.6	Each Party will promptly notify the other of any reason that the Overall Project cannot be undertaken in accordance with the Project Plan. If the Project Plan specifies that a milestone is to be achieved, the next stage of the Overall Project will not proceed until such milestone is achieved or amended. If a milestone cannot be achieved or the Parties cannot agree upon amendments to the Project Plan, then the Overall Project and this Agreement will terminate upon either Party providing twenty (20) Business Days’ notice to the other Party.

RESEARCH COMMITTEE

4.1	The management of the Overall Project will be undertaken by a research committee consisting of the representative(s) of Biomics and Benitec identified in Item 6 of the Schedule.

4.2	The Research Committee will meet at the times and locations specified in Item 7 of the Schedule.

4.3	The Research Committee has no authority to amend this Agreement (including the Project Plan) or to bind the Parties.

RESEARCH REPORTS

5.1	Biomics will submit Reports to the Research Committee in the manner and at the times set out in Item 8 of the Schedule.

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COMMERCIALISATION OF PROJECT IP

6.1	Benitec will be responsible for Commercialisation of the Project IP upon Normal Commercial Terms and in accordance with this Agreement.

6.2	Benitec will develop and implement a plan for the Commercialisation of the Project IP (“Commercialisation Plan”). Benitec will provide the Commercialisation Plan to Biomics with regular updates on the achievement of the Commercialisation Plan.

Commercialisation Reports

6.3	Following completion of the Overall Project, Benitec will provide Biomics with an annual Commercialisation report outlining:

(a)	the Commercialisation Plan, updates and activities towards Commercialisation of the Project IP;

(b)	IP Expenses: legal, attorney and other expenses associated with the protection and Commercialisation of Project IP (“IP Expenses”);

(c)	IP Income: licence fees, royalties and milestone payments arising directly from the Commercialisation of Project IP (“IP Income”); and

(d)	Net Profits: being the IP Income minus the IP Expenses (“Net Profits”) for distribution between the Parties.

Sharing of Project IP Net Profits

6.4	The Parties will share the Net Profits based on their relative Contributions towards the research, development, protection and Commercialisation of the Project IP (“IP Contributions”).

6.5	The Parties currently intend that their respective IP Contributions will be equal and upon this basis upon this each Party will have a right to 50% of the Net Profits, which intention is based on the following:

(a)	Prior Projects: each Party has made equal Contributions towards the Prior Projects, as specified in Item 5 of the Schedule; and

(b)	Overall Project: each Party has committed to make equal Contributions towards the Overall Projects, as referenced in Item 5 of the Schedule and to be agreed in the Project Plan.

6.6	Benitec will pay Biomics a share of the Net Profits in accordance with the principles specified in clauses 6.4 and 6.5. Specifically, each Party will receive a proportion of Net Profits based upon its actual IP Contributions as a proportion of the total actual IP Contributions of Biomics and Benitec.

RIGHTS TO IP

7.1	Background IP

(a)	Each Party grants the other Party a royalty free, non-exclusive research use licence of its Background IP limited to the field of ddRNAi Hepatitis B for the purpose of conducting the Overall Project.

(b)	Biomics grants to Benitec a royalty free, worldwide, non-exclusive licence to use its Background IP within the field of ddRNAi Hepatitis B to the extent that it is reasonably necessary for the Commercialisation of the Project IP pursuant to this Agreement.

(c)	Other than the rights granted pursuant to this clause 7.1, a Party will have no rights in relation to the other Party’s Background IP.

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7.2	Third Party IP

(a)	Each Party agrees to contribute Third Party IP towards the Project as agreed in relation to it, including as specified in Item 4 of the Schedule.

(b)	Third Party IP is contributed towards the Project upon the terms as specified in Item 4 of the Schedule and as otherwise notified in writing by the contributing Party to the other Party from time to time. The Parties agree that the IP in any improvements to Third Party IP will be owned in accordance with the terms of contribution of the Third Party IP.

(c)	Unless specified otherwise in Item 4 of the Schedule or separately in writing, the contribution of Third Party IP by a Party does not include a right or licence to use such Third Party IP outside the Project nor does it include any right or licence to Commercialise such Third Party IP.

7.3	Project IP

(a)	All right, title and interest in the Project IP vests in and is hereby assigned to Benitec with effect from the later of the Commencement Date or the date of its creation.

(b)	Upon request, Biomics must sign all documents and do all things (including requiring its officers, employees and contractors to sign documents) as may be necessary or desirable to vest, confirm, perfect and record the ownership rights of Benitec under clause 7.3.

7.4	Disclosure & Protection of Project IP

(a)	Each Party agrees to promptly notify the other Party of any invention or other development which may require action to be undertaken to ensure the protection of Project IP, under a statutory regime or in any other manner.

(b)	The Parties shall use their best endeavours to agree upon the necessity and manner for protecting Project IP based upon the principles of seeking the broadest possible protection for valuable Project IP.

(c)	Unless otherwise agreed, the Parties will pay equally for the costs of agreed actions relating to the protection of Project IP.

(d)	Each Party agrees to prepare and execute all such documents as are reasonably required to ensure the appropriate protection of Project IP.

(e)	Each Party warrants that it has in place appropriate agreements with its employees, consultants and other personnel (‘Personnel’) to ensure that Project IP will be owned and dealt with in accordance with this Agreement. A Party is solely responsible for compensating those of its Personnel who have contributed towards the development of Project IP and indemnifies the other Party from any claim from such Personnel, including claims in relation to rights to Project IP or a share of returns arising there from.

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CONFIDENTIALITY AND PUBLICATION

8.1	Each Party will treat the terms of this Agreement and all Confidential Information disclosed by the other Party as confidential and will not, without the prior written consent of the other Party, disclose or permit the same to be disclosed to any third person.

8.2	It will be the responsibility of a Party to ensure that its employees, officers and agents comply with the obligations of confidentiality imposed upon it by this clause 8 as if personally bound by such obligations.

8.3	Each Party’s obligations under this clause 8 will survive expiration or earlier termination of this Agreement and continue until the Confidential Information disclosed to it lawfully becomes part of the public domain.

8.4	Neither Party will disclose or publish the Project IP other than with the prior written consent of the other Party, which consent may be reasonably withheld.

USE OF NAME AND LOGO

9.1	Neither Party will use the name or logo of the other Party without having obtained the other Party’s prior written consent.

INSURANCE

10.1	Each Party will:

(a)	carry out the Overall Project and Commercialise the Project IP at its own risk; and

(b)	maintain or cause to be maintained adequate insurance in respect of its carrying out of the Overall Project and Commercialisation of the Project IP.

10.2	Each Party will at all times comply with the terms of its insurance policies the subject of clause 10.1 (b).

10.3	Each Party’s obligations under this clause 10 will survive expiration or earlier termination of this Agreement.

WARRANTIES

11.1	Each Party agrees and acknowledges that:

(a)	the other Party has not made any and excludes all warranties, terms, conditions or undertakings, whether express or implied, written or oral, statutory or otherwise including any implied warranty of merchantability or of fitness for a particular purpose in respect of the Overall Project or the Project IP;

(b)	neither Party will be liable for any special, indirect or consequential damages arising under or pursuant to this Agreement;

(c)	neither Party has made and does not by entering into this Agreement make any representation or warranty, express or implied, that its Background IP, Third Party IP and the Project IP does not infringe any third party’s Intellectual Property Rights.

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INDEMNITY

12.1	Each Party indemnifies and keeps the other Party indemnified from and against all claims and actions arising from any negligent act or omission on the part of the first mentioned Party or its employees, agents, contractors or consultants in connection with this Agreement.

12.2	Each Party shall indemnify and keep the other Party indemnified from and against all claims and actions by any third party in relation to the infringement of any Intellectual Property Rights by the first mentioned Party or its employees, agents, contractors or consultants in connection with this Agreement.

INFRINGEMENT AND THIRD PARTY PROCEEDINGS

13.1	Each Party will give the other notice of:

(a)	any claim or allegation that the exercise of the rights under this Agreement constitute an infringement of the rights of any third party; and

(b)	any third party’s infringement or threatened infringement of the Background IP, Third Party IP or the Project IP, of which it becomes aware.

13.2	Neither Party will institute any legal proceedings relating to the Project IP without the prior written consent of the other Party. Each Party will notify the other in writing of any legal proceedings instituted against it in relation to the Project IP. Neither Party will settle any such legal proceedings without the prior written consent of the other Party and any such settlement will contain a release in favour of the other Party.

13.3	The Parties will confer as to what steps, if any, are to be taken against any person allegedly infringing any patent or other Intellectual Property Rights vested in the Project IP.

TERMINATION

14.1	The term of this Agreement is as specified in clause 2.2.

14.2	A Party may terminate this Agreement by providing to the other Party written notice on the happening of any of the following events:

(a)	if the other Party commits or allows to be committed a breach of any of the obligations set out in this Agreement and on its part to be performed or observed and does not within thirty (30) days of receipt of notice in writing from the terminating Party make good the breach (where such breach is capable of remedy);

(b)	if the other Party commits or allows to be committed a breach of any of the obligations set out in this Agreement and that breach is not capable of remedy;

(c)	if the other Party is the subject of winding up or liquidation proceedings, whether voluntary or compulsory, otherwise than for the purpose of and followed by, a reconstruction, amalgamation or reorganisation;

(d)	if the other Party has become insolvent, bankrupt or is subject to the appointment of an administrator, a mortgagee, a receiver or manager or an inspector to investigate its affairs, enters into any arrangement or composition with its creditors generally, or is unable to pay its debts as and when they become due; or

(e)	if execution is levied upon all or any part of the assets of the other Party, provided that no breach will take place under this Agreement if the execution is contested in good faith or if within seven (7) days after it is levied payment is made in full to the judgment creditor in question of all amounts owing to such judgment creditor,

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such termination to be effective immediately upon receipt of the abovementioned written notice.

14.3	Upon termination of this Agreement pursuant to this clause 14 Biomics will reimburse Benitec for any of Benitec’s financial Contributions that have not been expended.

RESOLUTION OF DISPUTES

If a dispute arises between the Parties (the “Dispute”), the Parties agree to negotiate in good faith to resolve the Dispute and will refer resolution of the Dispute to their chief executive officers, or their nominees. If the Dispute has not been resolved by negotiation within a reasonable time then either Party may refer the Dispute to mediation and will do so before initiating proceedings in a court to resolve the Dispute. A Dispute which is referred to mediation will be referred to the Australian Commercial Dispute Centre Limited (“ACDC”) and be conducted in accordance with, in the case where Benitec is an Australian organisation or person, the ACDC Mediation Guidelines, or, in the case where Benitec is ordinarily resident outside Australia, the UNCITRAL Conciliation Rules (and in either case will be heard by one conciliator appointed under the relevant rules in the jurisdiction set out in Item 10 of the Schedule with the proceedings being in English). If the Dispute has not been resolved within sixty (60) days of referral to ACDC either Party is free to initiate proceedings in a court. Nothing in this clause will prevent a Party from seeking interlocutory relief through courts of appropriate jurisdiction.

NOTICES

16.1	Any notice, demand or other communication required to be given or made in writing under this Agreement will be deemed duly given or made if delivered or sent by prepaid post or facsimile transmission to the attention of the contact person and to the address specified in Item 9 of the Schedule.

16.2	Either Party may change its nominated contact person, address or facsimile transmission number for the purposes of this Agreement by giving notice of such change to the other Party within thirty (30) days of the change.

16.3	Any notice or other communication will be deemed to have been received by the Party to which it was sent:

(a)	in the case of hand delivery, upon the date of such delivery;

(b)	in the case of prepaid post within Australia, on the third day next following the date of dispatch; or

(c)	in the case of facsimile transmission, at the time of transmission, provided that, following the transmission, the sender receives a transmission confirmation report unless in any such case it would be deemed to have been received on a day which is not a Business Day, or after 5 p.m. on such a Business Day, in which event it will be deemed to have been received on the next such Business Day.

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GENERAL

17.1	Governing Law

This Agreement is governed by the laws of the place named in Item 10 of the Schedule and each Party submits to the jurisdiction of the courts of that State and their courts of appeal.

17.2	Severability

Any illegal or invalid provision of this Agreement will be severable and all other provisions will remain in full force and effect.

17.3	Waiver

Any failure by a Party to compel performance by the other Party of any of the terms or conditions of this Agreement will not constitute a waiver of those terms or conditions, nor will it affect or impair the right to enforce those rights at a later time or to pursue remedies for any breach of those terms or conditions. A waiver of any right under this Agreement will be in writing.

17.4	Amendment

This Agreement may only be amended by a written instrument signed by each of Biomics and Benitec.

17.5	Entire Agreement

This Agreement contains the whole of the agreement between Biomics and Benitec with respect to its subject matter and supersedes any and all other representations or statements by either Party whether oral or in writing and whether made prior or subsequent to the date of this Agreement.

17.6	Relationship

Each Party enters this Agreement as an independent contractor and nothing in this Agreement will create any other relationship between them.

17.7	Force Majeure

A Party will not be liable for any failure to carry out its obligations under this Agreement where such failure is due to any cause beyond the reasonable control of that Party.

17.8	Assignment

A Party will not assign its rights under this Agreement without the prior written consent of the other Party.

17.9	Further Assurance

Each Party agrees to do all acts, including the signing of documentation, necessary or desirable to give effect to this Agreement.

17.10	No Authority

Neither Party may enter into any agreement or incur any liabilities on behalf of the other Party without that other Party’s prior written consent and may not represent to any person that it has any authority to do so.

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17.11	Payments in Australian Currency

Unless the other Party consents in writing or as otherwise specified in the Schedule, any payments which are required to be paid under this Agreement will be paid in Australian currency.

17.12	Counterparts

This Agreement may be executed in any number of counterparts.

17.13	Costs and Expenses

Each Party will bear its own costs and expenses in relation to the negotiation, preparation, execution, delivery and completion of this Agreement and any other related documentation.

17.14	Survival

Clauses 7-18 survive expiration or earlier termination of this Agreement.

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EXECUTED BY THE PARTIES AS AN AGREEMENT

Signed for and on behalf of	)
BIOMICS BIOTECH CO., LTD.	)
by	)
)
Dr. York Yuanyuan Zhu	)		/s/ York Yuanyuan Zhu

Chairman/CEO	)
and	)
)
)
Li Shan	)		/s/ Li Shan

VP of Marketing and Sales	)
)
)
		Date:	July 11, 2014

Signed for and on behalf of	)
BENITEC BIOPHARMA LIMITED	)
by	)
)
Peter French	)		/s/ Peter French

CEO	)
and	)
)
)
Greg West	)		/s/ Greg West

Director/ Chief Financial Officer	)
)
)
		Date:	July 21, 2014

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SCHEDULE

Item 1	Overall Project Title

HBV shRNA Therapeutics

Item 2	Prior Project IP

Patent/Application Number	Invention Title	Inventor(s)
PCT/CN2011/071107 (WIPO)	HBV Treatment	Michael Graham, Peter French, York Zhu, Yixiang Lu, Tiejun Li, Yunchenge Sun, Xiaojun Tang, Li Shan

Item 3	Background IP

(a)	Biomics: The Biomics Background IP including its patent of constructing Entire siRNA Targets (EsT) library including various functional length and all binding sites along with a gene target and foreign equivalents.

Patent/Application Number	Invention Title	Inventor(s)
US20090099043 (US)	Construction of Pool of Interfering Nucleic Acids Covering Entire RNA Target Sequence and Related Compositions	York Zhu

PCT/CN2008/001283 (WIPO)	A PCR Based High Throughput Method of Full Site Small Interfering RNA (siRNA) Polynucleotides and Related Compositions	York Zhu

200710024217.6 (CN)	Construction of Pool of Interfering Nucleic Acids Covering Entire RNA Target Sequence and Related Compositions	York Zhu

200810019839.4 (CN)	A Method for Production of Restriction Enzyme-Ecop15l	Jackey Lu, York Zhu

PCT/CN2013/072236	Liposomal formutions, its use and method of making it	Jianxin (Jay) Chen, Wei (Vivian) Peng, Tiejun Li, etc

(b)	Benitec: The Benitec Background IP consists of its Graham ‘099 and foreign equivalents, Waterhouse patents and Benitec’s Multi-cassette families as indicated by the following:

Patent/Application Number	Invention Title	Inventor(s)
6,573,099 (US)	GENETIC CONSTRUCTS FOR DELAYING OR REPRESSING THE EXPRESSION OF A TARGET GENE	Graham, Michael W Rice, Robert N

PCT/ AU99/00195(WO99/49029)	CONTROL OF GENE EXPRESSION	Graham, Michael W Rice, Robert N Waterhouse, Peter Wang, MingBo

11/072592 (US)	MULTIPLE PROMOTER EXPRESSION	Roelvink, Petrus

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Patent/Application Number	Invention Title	Inventor(s)
PCT/US2005/0017447	CASSETTES FOR SIMULTANEOUS DELIVERY OF RNAI AGENTS	W Suhy, David A Kolkykhalov, Alexander A

US 10/821, 726 US 11/180,928 US 11,218,999	SYNTHETIC GENES AND GENETIC CONSTRUCTS COMPRISING THE SAME	Waterhouse, Peter Graham, Michael Wang, MingBo Smith, Neil

WO99/53050	METHODS AND MEANS FOR OBTAINING MODIFIED PHENOTYPES	Waterhouse, Peter Graham, Michael Wang, MingBo Smith, Neil

Item 4	Third Party IP

Benitec contribution of Touchlight Genetics Ltd

[TBC - Possible patents to be contributed from Touchlight via Benitec]

Patent/Application Number	Invention Title	Inventor(s)
PCT/GB2011/001175	Production of Closed Linear DNA Using a Palindromic Sequence	Neil Porter

EP2391731	Production of Closed Linear DNA	Vanessa Hill

Item 5	Contributions

The Contributions of the Parties consist of the following:

•	Prior Project Contributions - those Contributions already provided to the Prior Projects;

•	Overall Project Contributions - to be provided to the Overall Project pursuant to this Agreement.

Prior Project Contributions

The Parties acknowledge that their Contributions towards the Prior Projects were as follows and detailed in the following table:

(a)	Biomics

Biomics provided unreimbursed in-kind contributions towards the Prior Projects totalling: AUD$438,275.

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(b)	Benitec:

Benitec’s Contributions towards the Prior Projects total AUD$578,275.

Original Phase I and II program ESTIMATED and ACTUAL historical costs (AUS$ 000)	Original Estimated costs, laboratory	Original Estimated costs, labour	Total Original Estimated costs	Costs exceeding original estimates	Total costs	Payments by Benitec to Biomics
Phase I - 21 August 2009 costs	79,956	79,121	159,077	57,723	216,800	108,400
Phase II 22 March 2011 ‘Overall Project’ costs			662,227	-2,477	659,750	329,875

Total costs			821,304	55,246	876,550	438,275

Note: costs exceeded original budgets by AUD55,246 Patent costs not included (Benitec patent costs to date AUD 140k)

Overall Project Contributions

The anticipated Contributions for the Overall Project are as specified in the table in Annexure 1.

It is anticipated that the Parties will equally contribute to these Overall Project Contributions, however such contribution is subject to agreed Project Plans being entered into.

Item 6	Research Committee Representatives

(a)	Biomics: York Zhu, CEO

(b)	Benitec: Peter French, CEO

(c)	Such other persons as agreed by Biomics and Benitec from time to time.

Item 7	Times and Locations of Research Committee Meetings

Bi-annually and more frequently if required, alternating meetings between Nantong and Melbourne.

Item 8	Reports

Biomics will prepare and provide to Benitec a summary report of research progress on a monthly basis and a detailed report on the conduct of the Overall Project and its results each quarter and within 1 month of completion of the Overall Project.

Item 9	Notices

Biomics		Benitec

Li Shan International Marketing Manager 76 Chang Xing Road, Nantong E&T Development Area]		Peter French CEO c/o 16/356 Collins St
Nantong P.R. China 226016		Melbourne, Victoria, Australia 3000

Attention: Li Shan		Attention: Peter French

Telephone:	+86 513 85175235	Telephone:	+61 (0) 412457595

Facsimile:	+86 513 85175229	Facsimile:	+61 (0) 3 8678 1342

Email: lee@biomics.cn		Email: pfrench@benitec.com

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Item 10	Governing Law

Victoria, Australia